
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000872467
<NAME> KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                       9,715,995
<SECURITIES>                               267,713,662<F1>
<RECEIVABLES>                                1,965,538
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                            15,149,423<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             294,544,438
<CURRENT-LIABILITIES>                        1,714,859<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   298,918,122
<OTHER-SE>                                    (88,543)<F4>
<TOTAL-LIABILITY-AND-EQUITY>               294,544,438
<SALES>                                              0
<TOTAL-REVENUES>                            10,364,288<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,529,207<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              7,835,081
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          7,835,081
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,835,081
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes Partcipating Insured Mortgage Investments ("PIMIs") (insured mortgages of $149,762,792 and Additional Loans of $30,417,351), Participating Insured
Mortgages ("PIMs") of $49,424,899 and Mortgage-Backed Securities ("MBS") of
$38,108,620.
<F2>Includes prepaid acquisition fees and expenses of $16,483,642 net of accumulated amortization of $5,305,009 and prepaid participating servicing of
$5,494,457 net of accumulated amortization of $1,523,937.
<F3>Includes deferred income on Additional Loans of $1,698,819.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $1,057,825 of amortization for prepaid fees and expenses.

